 As filed with the Securities and Exchange Commission on October 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1000	46-3914127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

American Resources Corporation

12115 Visionary Way

Fishers, Indiana 46038

(317) 855-9926

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clifford J. Hunt, Esq.

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

(727) 471-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Mitchell Nussbaum, Esq.

Joan S. Guilfoyle, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 27, 2025

American Resources Corporation

Up to 17,323,379 Shares of Class A Common Stock Offered by the Selling Stockholders

______________________

This prospectus relates to the offer and potential resale from time to time by certain selling stockholders identified herein (the “Selling Stockholders”) of up to 17,323,379 shares of the Class A common stock, par value $0.0001 per share (“Common Stock”), of American Resources Corporation, a Florida corporation (“AREC,” the “Company,” “we,” “us” or “our”), including 3,487,646 shares of our Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase such number of shares of Common Stock at an exercise price of $0.0001 per share.

We are registering the shares of Common Stock covered by this prospectus on behalf of the Selling Stockholders to be offered and sold by them from time to time. For more information about the transactions through which the Selling Stockholders obtained the shares of our Common Stock offered hereby, as well as the Pre-Funded Warrants, see “Prospectus Summary—PIPE Transactions.” We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. Sales of the shares of Common Stock by the Selling Stockholders may occur in one or more public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, and/or at varying prices determined at the time of sale. The Selling Stockholders may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or any other method permitted by law. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or otherwise dispose of such shares and “Selling Stockholders” for more information about the Selling Stockholders. Our registration of these shares does not mean that the Selling Stockholders will offer or sell any shares of our Common Stock.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “AREC.” On October 24, 2025, the last reported sale price of our Common Stock was $3.875 per share.

We are a “smaller reporting company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary — Implications of Being a Smaller Reporting Company” and “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The date of this prospectus is            , 2025.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated herein or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. You should also carefully review any risks and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission (the “SEC”), specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, in each case including any amendments thereto.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

This prospectus and the documents incorporated by reference herein may contain certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included in this prospectus or the accompanying prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements and Industry Data,” and our financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in shares of our Common Stock. Unless the context requires otherwise, the words “we,” “us,” “our,” “Company” and “AREC” refer collectively to American Resources Corporation., a Florida corporation.

About Us

American Resources Corporation (“AREC”), a Florida corporation, is a diversified holding company focused on the critical and rare earth element, infrastructure, and carbon technology markets. Our strategy is built on securing and advancing assets that are essential to the global energy transition and modern infrastructure, including mineral resource properties, processing technologies, and intellectual property.

Corporate History and Evolution

Our current structure is the result of a significant strategic shift initiated in 2017, whereby the Company, then operating with a focus on a chain of fueling and service stations and natural gas conversion factories, fundamentally redirected its business focus by acquiring the coal mining and coal processing operations of Quest Energy Inc., which thereafter became our subsidiary and subsequently changed its name to American Carbon Corp. in November 2020, and then to American Infrastructure Corporation (“AIC”)  in December 2024.

Since this acquisition, we began systematically executing a diversification strategy by establishing new subsidiaries to leverage core strengths in resource recovery and processing technology, transitioning from a pure-play coal miner toward a diversified resource technology and infrastructure holding company. We advanced these revenue stream diversification efforts further when, after suspending our coal production operations in 2023 in response to adverse market conditions and coal industry pricing pressures, we shifted business focus and capital allocation from American Infrastructure, our coal mining operations segment comprised of AIC and other subsidiaries formed or acquired between 2015 and 2020, toward the development of our two other operating segments. This evolution now includes:

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Electrified Materials Corporation (“EMCO,” f/k/a American Metals), which focuses on the aggregation, recovery, and sale of recovered metal and steel and comprises our Electrified Materials segment; and

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ReElement Technologies Corporation (“ReElement,” f/k/a American Rare Earth LLC and, subsequently, ReElement Technologies LLC), which focuses on the purification and monetization of critical and rare earth elements from deposits and end-of-life magnets and batteries. ReElement converted from a limited liability company to a corporation in 2024 and, together with certain other majority-owned subsidiaries of the Company, comprises our ReElements operating segment.

Our Core Holdings

We hold both majority and minority equity interests in several development and operational companies that align with our strategic focus on a circular economy for critical materials and foundational infrastructure.

Electrified Materials Corporation (“EMCO”)

(AREC holds a 100% equity interest)

Electrified Materials Corporation is focused on creating a fully circular supply chain for battery and magnet materials. Their core innovation lies in recycling end-of-life products—specifically batteries and magnets—using technologies that restore these materials to battery- and magnet-grade quality. This closed-loop system targets three key categories: battery metals, magnet metals, and miscellaneous metals. By partnering with offtake entities, EMCO ensures the recovered materials are seamlessly reintegrated into the production cycle, addressing resource scarcity and environmental impact concerns.

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ReElement Technologies Corporation (“ReElement”)

(AREC holds a 19% equity interest)

ReElement is a refining company specializing in critical minerals, particularly rare earth elements (“REEs”) and battery materials. Their core innovation is a modular, scalable, and deployable chromatographic purification platform. This technology transforms a wide range of feedstocks—including mineral ores, recycled magnets, and battery black mass—into high-purity technical-grade products. Originally developed to recover REEs from recycled wind turbine magnets, it has expanded to include lithium-based battery materials such as LFP (lithium-iron-phosphate) and NMC (nickel-manganese-cobalt) chemistries.

ReElement’s technology emphasizes feedstock adaptability and a predictive model-guided design, allowing for the rapid calculation of optimal processing parameters. Through a refining-as-a-service model, ReElement is committed to reshaping the supply chain for critical minerals by making finite resources effectively infinite through circular processing, contributing to global sustainability goals.

American Infrastructure Corporation (“AIC”)

(AREC holds a 9% equity interest)

American Infrastructure Holding Corporation (OTC Pink Ticker: CGRA) is a consolidator and royalty streaming company focused on raw materials that support the global infrastructure market. The company’s operations center around producing essential inputs for steel and alloy manufacturing, as it relates to critical minerals. Their strategy leverages a broad asset base to maximize investor returns while maintaining a culture of efficiency and safety.

AIC pursues both organic growth and acquisitions, targeting stable operations and turnaround projects. Its portfolio includes key mining operations such as TR Mining (iron ore, titanium, and vanadium), McCoy Elkhorn, Wyoming County Coal, and additional complexes in Kentucky and West Virginia. These facilities specialize in metallurgical carbon and PCI (pulverized coal injection) products, supported by modern processing plants and strategic rail access.

Royalty Management Holding Corporation (“RMCO”)

(AREC holds a 9% equity interest)

Royalty Management Holding Corporation (Nasdaq: RMCO) is a royalty company focused on acquiring and developing high-value assets across diverse industries. Their strategy involves structuring equity interests, royalty streams, and cashflow-generating assets. RMCO emphasizes sustainability and the future-oriented monetization of resources, targeting asset classes including critical and rare earth elements, metallurgical carbon, and traditional resource deposits. RMCO also invests in intellectual property and digital technologies, including blockchain, to generate enduring value from both emerging and existing innovations.

Novusterra Inc (“Novusterra”)

(AREC holds a 9% equity interest)

Novusterra Inc. is a technology-driven company focused on harnessing the potential of graphene and carbon nanostructures derived from carbon-based waste streams, leveraging low-cost and abundant feedstock—primarily coal. The company’s mission centers on developing application-specific products that utilize graphite and graphene, particularly targeting industries such as concrete, water filtration, and battery storage. Novusterra’s patented processes convert coal into high-performance materials, which we believe positions the company at the forefront of next-generation solutions for energy storage and water purification.

Our Corporate Information

We were incorporated in the State of Florida on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. Our principal executive offices are located at 12115 Visionary Way Fishers, Indiana 46038 and our telephone number is (317) 855-9926. Our corporate website address is www.americanresourcescorp.com. The information included on our website or in any social media associated with the Company is not part of this prospectus and should not be relied upon in determining whether to make an investment decision.

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Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC.”

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

PIPE Transactions

Securities Purchase Agreements

On October 13, 2025, the Company entered into securities purchase agreements with the investors identified on the signature pages thereto (the “PIPE Investors”) in connection with the issuance and sale to the PIPE investors, in a private placement for gross proceeds of approximately $33.7  million, of 9,480,282  shares of Common Stock at an offering price of $3.55 per share. On October 15, 2025, the Company entered into additional securities purchase agreements with the same PIPE Investors (such securities purchase agreements, collectively with those entered into on October 13, 2025, the “Securities Purchase Agreements”), in a private placement for gross proceeds of approximately $40.0 million, of (i) 2,661,764 shares of Common Stock at an offering price of $5.10 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”), at an offering price of $5.0999 per Pre-Funded Warrant, to purchase up to an aggregate of 5,181,374  shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share. We hereinafter refer to the private placements of the Common Stock and Pre-Funded Warrants issued and sold pursuant to the Securities Purchase Agreements, collectively, as the “PIPE Transactions,” and to each such private placement as a “PIPE Transaction.” The securities sold to the Selling Stockholders in the PIPE Transactions were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The PIPE Transactions closed on October 14, 2025 and October 16, 2025.

The Pre-Funded Warrants are exercisable immediately, and may be exercised at any time until all such Pre-Funded Warrants are exercised in full, provided that a holder may not, except in its discretion, exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants may be exercised, in whole or in part, at any time by means of a “cashless exercise.” As of the date of this prospectus, 1,693,687 shares of Common Stock were issued upon the cashless exercise of 1,693,728 Pre-Funded Warrants.

Pursuant to the Securities Purchase Agreements, for a period beginning on the closing date of the applicable PIPE Transaction (each such date, a “Closing Date”) and ending on the date that is twelve (12) months thereafter, each PIPE Investor has the right, but not the obligation, to participate, in up to its pro rata share of the aggregate of up to thirty percent (30%) of the securities offered in any Subsequent Equity Financing (as defined therein), on the same terms and conditions as other purchasers in such Subsequent Equity Financing. Without the prior written consent of the PIPE Investors and Maxim Group LLC (the “Placement Agent”), from the date of the applicable Securities Purchase Agreement until sixty (60) days after the applicable Closing Date, the Company has agreed that neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock, Common Stock Equivalents, other than an Exempt Issuance (as defined therein) or (ii) file any registration statement or any amendment or supplement thereto, subject to certain exceptions. In connection with the PIPE Transactions, the Company’s directors and executive officers have entered into lock-up agreements for a period of sixty (60) days after the applicable Closing Date, subject to limited exceptions.

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Under the terms of the Securities Purchase Agreements, the Company has agreed to file a registration statement for the resale by the PIPE Investors of the Common Shares and the Pre-Funded Warrant Shares within ten (10) calendar days of the Closing Date of the applicable PIPE Transaction, and to use commercially reasonable efforts to cause such registration to become effective within thirty (30) calendar days following the applicable Closing Date or sixty (60) calendar days in the event of a review by the SEC, subject to certain exceptions.

The Company intends to use the aggregate proceeds from the PIPE Transactions to support development of domestic critical mineral processing, including coal waste extraction, and for corporate development, working capital and general purposes.

Placement Agency Agreements

In connection with the PIPE Transactions, the Company also entered into placement agency agreements, dated as of October 13, 2025 and October 15, 2025 (together, the “Placement Agency Agreements,” and each, a “Placement Agency Agreement”), with the Placement Agent, in each case pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company in connection with the related PIPE Transaction. The Company agreed to pay the Placement Agent, upon the applicable Closing Date, a cash fee (the “Cash Fee”) equal to 7.0% of the aggregate gross proceeds received in the applicable PIPE Transaction. The Company also agreed to reimburse the Placement Agent at the applicable Closing Date, for expenses incurred, including disbursements of its legal counsel, up to $100,000.

Pursuant to the terms of each of the Placement Agency Agreements, the Placement Agent is entitled to the Cash Fee with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent contacted in connection with the applicable PIPE Transaction, between the date of such Placement Agency Agreement and the Termination Date (as defined therein), if such Tail Financing is consummated at any time within the six (6) month period following the Termination Date.

For a period of six (6) months following the applicable Closing Date, the Company granted the Placement Agent the right of first refusal to act as lead managing underwriter and lead book runner, lead placement agent, or lead sales agent, with at least fifty percent (50.0%) economics, for any and all future public and private equity, equity-linked, convertible or debt offerings during such six (6) month period of the Company, or any successor to or any subsidiary of the Company.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Common Stock outstanding before this offering:(1)	99,551,256 shares
Common Stock that may be offered by the Selling Stockholders:

Up to 17,323,379 shares, consisting of (i) 13,835,733 shares held by the Selling Stockholders and (ii) 3,487,646 shares issuable upon the Selling Stockholders’ exercise of outstanding Pre-Funded Warrants.

Common Stock to be outstanding after giving effect to this offering:(1)	103,038,902 shares, assuming the Selling Stockholders’ full exercise of the Pre-Funded Warrants.
Use of proceeds:	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders hereunder. See the section titled “Use of Proceeds” for additional information.
Plan of Distribution:

The Selling Stockholders will determine when and how they sell all or a portion of the shares of Common Stock offered pursuant to this prospectus as described in the section titled “Plan of Distribution.”

Risk factors:

See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Trading market and symbol:	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “AREC.”
Transfer agent:	The transfer agent and registrar for our Common Stock is VStock Transfer, LLC..

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(1)

The number of shares of our Common Stock issued and outstanding before this offering is based on 99,551,256 shares of Common Stock issued and outstanding as of October 24, 2025 and excludes the following:

•	3,487,646 shares issuable upon the exercise of outstanding Pre-Funded Warrants purchased by the Selling Stockholders in the PIPE Transactions;

•	2,150,000 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $3.50 per share; and

•	10,943,645 shares issuable upon the exercise of outstanding vested and unvested stock options with a weighted-average exercise price of $1.50 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties set forth below, in the matters addressed under “Cautionary Note Regarding Forward-Looking Statements and Industry Data,” as well as any additional risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and any accompanying prospectus. The risks and uncertainties we discuss below and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of Our Common Stock

The market price of our Common Stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock.

Our stock price has been and is likely to continue to be volatile. The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control, and in the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock.

The following factors, among others, could affect our stock price:

•	sales of our Common Stock by us, our stockholders or underwriters, or the perception that such sales may occur;
•	actions by our stockholders;
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in the industry;
•	volatility and cyclical downturns in the recovered metals and steel industry, rare earth element industry and in other industries in which our we, our customers and/or suppliers operate;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	our ability to successfully execute our revenue diversification strategy, achieve positive financial results therefrom or otherwise shift strategic focus;
•	public and market reactions to announcements concerning Electrified Materials, ReElement and our customers or competitors;
•	industry cycles, trends and speculation;
•	changes in domestic and international economic, legal and regulatory factors both related and unrelated to our business, industries and performance;
•	our ability to comply with applicable federal, state or local laws and regulations and other regulatory regimes applicable to us now or in the future;
•	our ability to comply with applicable accounting principles, policies, guidance, interpretations or standards and any changes thereto;
•	lack of trading liquidity as a result of low trading volumes;
•	general market conditions and the general state of the securities market; and
•	realization of any risks described under this “Risk Factors” section or in the documents incorporated by reference into this prospectus.

In addition, the stock market in general has experienced significant volatility that often has been unrelated to the operating performance of companies whose shares are traded. These market fluctuations could adversely affect the trading price of our Common Stock, regardless of our actual operating performance. As a result of all of these factors, investors in our Common Stock may not be able to resell their stock at or above the price they paid or at all. Further, we could be the subject of securities class action litigation due to any such stock price volatility, which could divert management’s attention and have a material adverse effect on our operating results.

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Future issuances or sales of our Common Stock, or the perception in the public markets that these issuances or sales may occur, could cause the market price of our Common Stock to decline and could impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock in the public market can occur at any time, subject to the restrictions and limitations described below, and the shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock.  Following the effectiveness of the registration statement of which this prospectus forms a part, such shares may be sold by the Selling Stockholders in the public market without restriction. Also, in connection with the PIPE Transactions, we and our executive officers and directors have entered into lock-up agreements with the Placement Agent under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any shares of our Common Stock without the permission of the Placement Agent, for a period of sixty (60) days, following each applicable PIPE Transaction (such period, the “lock-up period”). Upon expiration or waiver of the lock-up period, we and our executive officers and directors will be able to sell shares of Common Stock in the public market. If the Selling Stockholders or our other stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market as a result of this offering or otherwise, the market price of our Common Stock could decline significantly.

In addition, negative market perception around future issuances or sales of our Common Stock by us or our existing stockholders could cause the market price of our Common Stock to decline. Pursuant to the Securities Purchase Agreements and subject to the terms therein, the Selling Stockholders have the right, in aggregate, to participate in up to thirty percent (30%) of any public or private equity or equity-linked financing transaction of the Company or its subsidiaries for a period of twelve (12) months following the closing of the PIPE Transactions (such rights, the “Participation Rights”). Future sales of shares of Common Stock or securities convertible into Common Stock, whether registered or exempt from registration, by existing shareholders, or a new issuance of such securities by the Company through a subsequent offering, could materially adversely affect the market price of our Common Stock and could materially impair our future ability to raise capital through an offering of equity securities.

We cannot predict the size, if any, of future issuances of our Common Stock or equity-linked securities or the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing at any given time. Should future issuances of our Common Stock have a negative effect on the market price of our Common Stock, such conditions may make it more difficult for you or us to sell equity or equity-related securities in the future at a time and price that you or we may deem reasonable or appropriate.

You may experience future dilution as a result of future equity offerings and other issuances of our securities, including pursuant to any investor rights granted in connection with such transactions.

In order to raise additional capital for acquisitions, capital expenditures or otherwise, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock, and your percentage of ownership in us may be diluted. Our stockholders will incur dilution, for example, if the PIPE Investors choose to exercise their Participation Rights, and investors purchasing shares or other equity-securities in the future could have similar rights superior or otherwise relevant to existing stockholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. Our stockholders will also incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

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The Selling Stockholders may have purchased some or all of their shares of Common Stock below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Other investors may not experience a similar rate of return.

The Selling Securityholders may have acquired some or all of their shares of our Common Stock at prices below the current trading price of our Common Stock and may experience a positive rate of return based on the current trading price. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the Selling Stockholders in the PIPE Transactions. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the Selling Stockholders. For any shares of Common Stock they purchase in the open market based on variable market prices, investors in this offering may pay significantly more than the Selling Stockholders paid to acquire their shares of Common Stock. Public stockholders may not be able to experience the same positive rates of return on shares they purchase due to the low price at which the Selling Stockholders purchased a portion of their Common Stock.

If we are unable to comply with applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Common Stock on the Nasdaq Capital Market.

For example, on February 19, 2025, we received a letter from Nasdaq notifying us that we are not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of the Common Stock was below $1.00 per share for the previous 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided with a compliance period of 180 calendar days, or until August 18, 2025, to regain compliance with the Minimum Bid Price Requirement. On July 28, 2025, we received a letter from the Listing Qualifications Staff of Nasdaq confirming that we have regained compliance with the Minimum Bid Price Requirement and that the matter was now closed.

In addition, on April 24, 2024 and May 29, 2025, we received additional letters from Nasdaq indicating that the Company’s Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Form 10-Q for the quarter ended March 31, 2024, respectively, had not been timely filed according to Nasdaq continued listing rules. Though the Company had filed the required Form 10-Q and was in compliance with such rules at the time of issuance of the latter letter, with respect to the letter related to the required Form 10-K, the Company regained compliance within the applicable compliance period by filing the Form 10-K on May 19, 2025.

In the event that our Common Stock is delisted from Nasdaq as a result of our failure to comply with the Minimum Bid Price Requirement or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, our Common Stock may be eligible for trading on an over-the-counter market. In the event that we are not able to obtain a listing on another stock exchange or quotation service for our Common Stock, it may be extremely difficult or impossible for our stockholders to sell their Common Stock. Moreover, if we are delisted from the Nasdaq Capital Market, but obtain a substitute listing for our Common Stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on the Nasdaq Capital Market. Stockholders may not be able to sell their Common Stock on any such substitute. market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Common Stock is delisted from the Nasdaq Capital Market, the price of our Common Stock is likely to decline. A delisting of our Common Stock from the Nasdaq Capital Market could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, or employees.

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While in the past, we have been able to regain compliance with Nasdaq requirements and listing standards within  compliance grace periods afforded to us under applicable Nasdaq rules, there can be no assurances that we will be able to continue to comply with the listing standards of Nasdaq in the future. Factors that could have an impact on our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market include the status of the market for our Common Stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions.

We may issue additional series of preferred stock whose terms could adversely affect the voting power or value of our Common Stock.

Our amended and restated certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Common Stock respecting dividends and distributions, as our board of directors may determine. In addition to our existing classes of preferred stock, the terms of one or more classes or series of preferred stock we may issue in the future could adversely impact the voting power or value of our Common Stock. For example, we might grant holders of new series of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the Common Stock.

Risks Associated with Our Corporate Structure and Liquidity

We are a holding company and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to pay our obligations and to make dividend payments, should we choose to do so in the future, depends entirely on our subsidiaries and their ability to distribute funds to us. The ability of a subsidiary to make these distributions could be affected by a claim or other action by a third-party, including a creditor, or by the law of their respective jurisdictions of formation which regulates the payment of dividends. If we are unable to obtain funds from our subsidiaries, we may not be able to declare or pay dividends.

We are a “smaller reporting company” and the reduced disclosure requirements applicable to  smaller reporting companies may make our Common Stock less attractive to investors.

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter. It is possible that some investors will find our Common Stock less attractive as a result of the foregoing, which may result in a less active trading market for our Common Stock and higher volatility in our stock price  If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the stock price may be more volatile.

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Our results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

We have had net losses in the majorities of quarters since our inception. We expect that we will continue to incur net losses for the foreseeable future. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability. Our business is early development stage, consisting of the development, marketing, and sale of our coal. There is no assurance that even if we successfully implement our business plan, that we will be able to curtail our losses.  Further, as we are a development stage enterprise, we expect that net losses and the working capital deficiency will continue. If we incur additional significant operating losses, our stock price may decline, perhaps significantly.

We have yet to achieve positive cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

We have had unaudited negative cash flow from operating activities of $8,880,683 for the six months ending on June 30, 2025. We anticipate that we will continue to have negative cash flow from operating and investing activities for the foreseeable future as we expect to incur increased coal mining development expenses and make significant capital expenditures in our efforts to commence mining operations at our various permit sites. Our business also will at times require significant amounts of working capital to support our growth, particularly as we acquire infrastructure and equipment to support our new mining operations. An inability to generate positive cash flow for the foreseeable future may adversely affect our ability to raise needed capital for our business on reasonable terms, diminish supplier or customer willingness to enter into transactions with us, and have other adverse effects that may decrease our long-term viability. There can be no assurance we will achieve positive cash flow in the foreseeable future.

We may need access to additional financing, which may not be available to us on acceptable terms or at all, and there is a substantial doubt about our ability to continue as a going concern. If we cannot access additional financing when we need it and on acceptable terms, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

Our growth-oriented business plan of continuing to invest into infrastructure opportunities will require significant continued capital investment. Our independent registered public accounting firm for the fiscal year ended December 31, 2023 and December 31, 2024, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for those years indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. If we cannot obtain additional financing when we need it and on terms acceptable to us, our business, prospects, financial condition, operating results and ability to continue as a going concern could be adversely affected.

Our management may invest or otherwise use the proceeds of any offering by the Company in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any future offering by the Company and could use the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Common Stock to decline and delay the development of additional products and services our pursuit of our revenue diversification strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. We will not receive any proceeds from sales by the Selling Stockholders.

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We do not have any existing bank credit facilities. Our ability to obtain such financing may be limited and if we are unable to secure such financing, our profitability may be adversely affected.

We do not have any existing bank credit facilities. Our ability to obtain such financing may be limited as banks and other financial institutions may be reluctant to extend credit to businesses they perceive as lacking prolonged operating histories, an industry that may be politically undesirable, and limited information relating to revenues and costs upon which they can evaluate the merits and risks of any such credit extension. Our inability to secure bank credit facilities (or some other form of cash/liquid injection) may have an adverse effect on our results of operations. Due to our limited operating history and limited assets, and the lag often existing between commencing business operations and profitability, in the absence of such bank financing, we may be forced to rely solely on revenues generated from our business operations in order to support our company, which revenues may not be sufficient to meet our operating and administrative expenses. If we do not have sufficient cash to meet our expenses, whether from revenues or bank credit, we may have to curtail or cease business operations.

We have identified a material weakness in our internal control over financial reporting. If our remediation of this material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our securities.

In connection with the audit of our financial statements for the year ended December 31, 2024, the Company identified a material weaknesses in its internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s financial statements will not be prevented or detected on a timely basis. Due to the Company’s insufficient number of staff performing accounting and reporting functions, the material weakness identified relates to a lack of segregation of duties within the financial reporting function of the Company, resulting in limited level of multiple reviews among those tasked with preparing the financial statements, resulting in the need for adjustments.

The Company is working to remediate the material weaknesses, has taken steps to enhance the internal control environment, and plans to take additional steps to remediate the material weakness. The actions that we are taking are subject to ongoing senior management review as well as audit committee oversight. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take, and our efforts may not be successful in remediating this material weakness. In addition, we will incur additional costs in improving our internal control over financial reporting. If we are unable to successfully remediate this material weakness or if we identify additional material weaknesses, we may not detect errors on a timely basis. This could harm our operating results, cause us to fail to meet our SEC reporting obligations or the Nasdaq Capital Market listing requirements on a timely basis, adversely affect our reputation, cause our stock price to decline or result in inaccurate financial reporting or material misstatements in our annual or interim financial statements.

In addition, in the future, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed.

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We cannot be certain that our efforts to develop and maintain our internal controls will be successful, that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes Oxley Act of 2002. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our Common Stock.

Debt we incur in the future may limit our flexibility to obtain financing and to pursue other business opportunities. Our future level of debt could have important consequences to us, including the following:

•	our ability to obtain additional financing, if necessary, for working capital, capital expenditures or other purposes may be impaired, or such financing may not be available on favorable terms;

•	our funds available for operations and future business opportunities will be reduced by that portion of our cash flow required to make interest payments on our debt;

•	our ability to pay dividends if an event of default occurs and is continuing or would occur as a result of paying such dividend;

•	we may be more vulnerable to competitive pressures or a downturn in our business or the economy generally; and

•	our flexibility in responding to changing business and economic conditions may be limited.

Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating results are not sufficient to service any future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, investments or capital expenditures, selling assets or issuing equity. We may not be able to effect any of these actions on satisfactory terms or at all.

Risks Related to Our Business and Diversification Strategy

Because our business model has evolved, our business and prospects are difficult to evaluate and as a result, an investment in us is considered a high-risk investment whereby you could lose your entire investment.

Through 2023, our primary source of consolidated revenue was the sale of metallurgical coal and coal used in pulverized coal injection through AIC, our legacy coal mining operating subsidiary. However, in response to adverse market conditions and pricing pressures in the coal industry, we made the strategic decision to suspend the substantial majority of our coal production operations in 2023, and in 2025, divested our majority ownership interest in AIC. Suspension of our coal production activities has contributed to significant declines in our consolidated revenues.

Beginning in 2023, the focus of our business and capital allocation shifted away from coal production and toward the diversification of our revenue streams and growth as a resource recovery, infrastructure and carbon technologies infrastructure holding company. This represents a significant change in our business model, operational focus and risk profile, and in 2024, we began implementing this diversification and growth strategy through the establishment and development of two new business segments: Electrified Materials, which is focused on the aggregation, recovery and sale of recovered metal and steel, and ReElements, which is focused on the purification and monetization of critical and rare earth element deposits and end of life magnets and batteries. As of the date of this prospectus, both of these new segments are in the development (pre-revenue) stage.

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As an investor, you should be aware of the difficulties, delays and expenses normally encountered by enterprises in the pre-revenue development stage, many of which are beyond our control, and we cannot assure you that our efforts to integrate these new segments into our existing business operations will realize expected benefits, prove successful, or that they will ever operate profitably. If we cannot operate profitably, you could lose your entire investment.

There also may be other risks that are currently unknown to us or that we are unable to predict at this time related to our new subsidiaries’ operations in the recovered metal and steel and rare earth elements industries. Such risks and uncertainties include, without limitation:

•	volatility and cyclical downturns and other changes in the recovered metal and steel and rare earth element industries, including changes in supply and demand for our related products;
•

age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our recovered metal and steel and rare earth element operations, and in the operations of our subsidiaries’ major customers, business partners and/or suppliers;

•	changes in the expected operating levels of our assets associated with our new business segments;
•	changes in the expected level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures;
•	competition from alternative steelmaking and other technologies that have the potential to reduce or eliminate the use of recovered metal and steel;
•

effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials or regulated media (including equipment malfunction, explosions, fires, spills, impoundment failure and the effects of severe weather conditions);

•	the existence of hazardous substances or other environmental contamination on property owned or used by us;
•	our ability to comply with applicable federal, state or local laws and regulations; and
•	risks related to obligations under any mineral leases that may be retained by us in connection with our legacy coal mining business.

We may not be able to successfully implement our diversification and growth strategies or plans, and we may experience significant risks associated with recent and future acquisitions, investments and/or divestitures. If we are unable to execute our strategic plans, whether as a result of unfavorable market conditions in the industries in which our customers operate, or otherwise, our future results of operations could be materially and adversely affected.

A portion of our strategy to increase earnings and grow our business as a diversified resource technology and infrastructure holding company is dependent upon our ability to secure, operate and advance new assets in the rare earth element, infrastructure and carbon technology markets. We may not be able to successfully implement our revenue diversification and growth strategies or plans, and we may experience significant risks associated with future acquisitions, investments and/or divestitures. If we are unable to execute our strategic plans, whether as a result of unfavorable market conditions in the industries in which our customers operate, or otherwise, our future results of operations could be materially and adversely affected. We cannot predict the effect that any failed expansion may have on our core businesses. The success of our recent and future acquisitions and/or investments will depend substantially on the accuracy of our analysis concerning such businesses and our ability to complete such acquisitions or investments on favorable terms, as well as to finance such acquisitions or investments and to integrate the acquired operations successfully with existing operations. Risks associated with acquisitions include the diversion of management’s attention from other business concerns, the potential loss of key employees and customers of the acquired business, the possible assumption of unknown liabilities, potential disputes with the sellers, and the inherent risks in entering markets or lines of business in which we have limited or no prior experience.. If we are not able to execute our strategic plans effectively, or successfully integrate new operations, whether as a result of unfavorable market conditions in the industries in which our customers operate, or otherwise, our business reputation could suffer and future results of operations could be materially and adversely affected.

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Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar and may lead to increased litigation and regulatory risk. Also, following an acquisition, we may discover previously unknown liabilities associated with the acquired business or assets for which we have no recourse under applicable indemnification provisions. If an acquired business or new line of business generates insufficient revenue or if we are unable to efficiently manage our expanded operations, our results of operations may be materially adversely affected. Additionally, we can offer no assurance that the planned marketing, brokerage and trading company will be able to attract third-party coal producers as customers or make any significant contribution to our financial results.

In the event we form joint ventures or other similar arrangements, we must pay close attention to the organizational formalities and time-consuming procedures for sharing information and making decisions. We may share ownership and management with other parties who may not have the same goals, strategies, priorities, or resources as we do. The benefits from a successful investment in an existing entity or joint venture will be shared among the co-owners, so we will not receive the exclusive benefits from a successful investment. Additionally, if a co-owner changes, our relationship may be materially and adversely affected.

We regularly review strategic opportunities to further our business objectives, and may eliminate assets that do not meet our return-on-investment criteria. The anticipated benefits of divestitures and other strategic transactions may not be realized, or may be realized more slowly than we expected. Such transactions also could result in a number of financial consequences having a material adverse effect on our results of operations and our financial position, including reduced cash balances; higher fixed expenses; the incurrence of debt and contingent liabilities (including indemnification obligations); restructuring charges; loss of customers, suppliers, distributors, licensors or employees; legal, accounting and advisory fees; and impairment charges.

Because we have not yet generated significant revenues or operating cash flows in connection with our diversification strategy, you may have difficulty evaluating our ability to successfully implement our business strategy.

The operating performance of our properties and our diversification business strategy have not yet been proven. As a result, our historical financial statements do not provide a meaningful basis to evaluate our operations or our ability to achieve our business strategy. Therefore, it may be difficult for you to evaluate our business and results of operations to date and assess our future prospects.

In addition, we may encounter risks and difficulties experienced by companies whose performance is dependent upon newly-constructed or newly-acquired assets, such as any one of our properties failing to perform as expected, having higher than expected operating costs, having lower than expected customer revenues, or suffering equipment breakdown, failures or operational errors. We may be less successful in achieving a consistent operating level capable of generating cash flows from our operations as a result of our diversification strategy as compared to a company whose major assets have had longer operating histories. In addition, we may be less equipped to identify and address operating risks and hazards in the conduct of our business than those companies whose major assets have had longer operating histories.

To maintain and grow our business, we will be required to make substantial capital expenditures. If we are unable to obtain needed capital or financing on satisfactory terms, we may have to curtail our operations and delay our construction and growth plans, which may materially adversely affect our business, financial condition, results of operations, cash flows and ability to pay dividends to our common stockholders.

In order to maintain and grow our business, we will need to make substantial capital expenditures associated with our ReElements and Electrified Materials business lines, which to date are in the pre-revenue stage, and maintaining and expanding related infrastructure, is capital intensive, particularly as it relates to the maintenance of machinery, equipment and facilities, and compliance with applicable laws and regulations require substantial capital expenditures. We must continue to invest capital to maintain or to increase our production and to develop any future acquired properties. Decisions to increase our production levels could also affect our capital needs. We cannot assure you that we will be able to maintain our production levels or generate sufficient cash flow, or that we will have access to sufficient financing to continue our production, exploration, permitting and development activities, and we may be required to defer all or a portion of our capital expenditures.

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If we do not make sufficient or effective capital expenditures, we will be unable to develop and grow our business. To fund our projected capital expenditures, we will be required to use cash from our operations, incur debt or issue additional Common Stock or other equity securities. Using cash from our operations will reduce cash available for maintaining or increasing our operating activities and paying dividends to our common stockholders. Our ability to obtain bank financing or our ability to access the capital markets for future equity or debt offerings may be limited by our financial condition at the time of any such financing or offering and the covenants in our future debt agreements, as well as by general economic conditions, contingencies and uncertainties that are beyond our control.

In addition, incurring additional debt may significantly increase our interest expense and financial leverage, and issuing additional equity securities may result in significant stockholder dilution.

The availability and reliability of transportation facilities and fluctuations in transportation costs could affect the demand for our coal or impair our ability to supply coal to prospective customers.

Transportation logistics will play an important role in allowing us to supply recovered steel and metal and critical rare earth element products to prospective customers. Any significant delays, interruptions or other limitations on the ability to transport our products could negatively affect our operations. Delays and interruptions of rail services because of accidents, failure to complete construction of rail infrastructure, infrastructure damage, lack of rail or port capacity, weather-related problems, governmental regulation, terrorism, strikes, lock-outs, third-party actions or other events could impair our ability to supply our products to customers and adversely affect our profitability. In addition, transportation costs represent a significant portion of the delivered cost of recovered steel and metal and critical rare earth element products and, as a result, the cost of delivery is a critical factor in a customer’s purchasing decision. Increases in transportation costs, including increases resulting from emission control requirements and fluctuations in the price of locomotive diesel fuel and demurrage, could make our products less competitive, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to pay dividends to our common stockholders.

Certain of our directors have significant duties with, and spend significant time serving, entities that may compete with us in seeking acquisitions and business opportunities and, accordingly, may have conflicts of interest in allocating time or pursuing business opportunities.

Certain of our directors, who are responsible for managing the direction of our operations and acquisition activities, hold positions of responsibility with other entities that are in the business of identifying and acquiring accretive assets. The existing positions held by these directors may give rise to fiduciary or other duties that are in conflict with the duties they owe to us. These directors may become aware of business opportunities that may be appropriate for presentation to us as well as to the other entities with which they are or may become affiliated. Due to these existing and potential future affiliations, they may present potential business opportunities to other entities prior to presenting them to us, which could cause additional conflicts of interest. They may also decide that certain opportunities are more appropriate for other entities with which they are affiliated, and as a result, they may elect not to present those opportunities to us. These conflicts may not be resolved in our favor.

New or existing tariffs and other trade measures could adversely affect our business, results of operations, financial condition and cash flows.

New or existing tariffs and other trade measures could adversely affect our business, results of operations, financial condition and cash flows, either directly or indirectly through various adverse impacts on our significant customers. During the last several years, the U.S. Government imposed tariffs on steel and aluminum and a broad range of other products imported into the U.S. In response to the tariffs imposed by the U.S., the European Union, Canada, Mexico and China have announced tariffs on U.S. goods and services. These actions are unprecedented and have caused substantial uncertainty and volatility in financial markets. These tariffs, along with any additional tariffs or trade restrictions that may be implemented by the U.S. or retaliatory trade measures or tariffs implemented by other countries, could result in reduced economic activity, increased costs in operating our business, reduced demand and changes in purchasing behaviors for thermal and metallurgical coal, limits on trade with the United States or other potentially adverse economic outcomes. Changes in tariffs and trade restrictions can be announced with little or no advance notice. The adoption and expansion of tariffs or other trade restrictions, increasing trade tensions, or other changes in governmental policies related to taxes, tariffs, trade agreements or policies, are difficult to predict, which makes attendant risks difficult to anticipate and mitigate. If we are unable to navigate further changes in U.S. or international trade policy, it could have a material adverse impact on our business and results of operations. We cannot predict further developments, and such existing or future tariffs could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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 USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

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SELLING STOCKHOLDERS

References to a “Selling Stockholder” or the “Selling Stockholders” in this prospectus mean the entities listed in the table below, and the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees and others who may later come to hold any of the Common Stock described in this prospectus as a result of a transfer not involving a public sale.

This prospectus relates to the offer and possible resale by the Selling Stockholders of up to 17,323,420 shares of Common Stock, including 3,487,687 shares of our Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants, 1,693,687 shares of Common Stock issued to the Selling Stockholders upon conversion of an equal number of Pre-Funded Warrants, and 12,142,046  shares of Common Stock that were obtained by the Selling Stockholders in the PIPE Transactions. For additional information regarding the PIPE Transactions, see “Prospectus Summary — PIPE Transactions”. The Selling Stockholders may offer the shares of Common Stock for resale from time to time pursuant to this prospectus. Each of the Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of its shares of Common Stock in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Information about the Selling Stockholders may change over time.

We do not know when or in what amounts the Selling Stockholders may offer the shares of Common Stock for sale, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares of Common Stock. Because the Selling Stockholders may offer all, some or none of the shares pursuant to the offering, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. The Selling Stockholders have not had any material relationship with us within the past three years other than with respect to the ownership of Common Stock and Pre-Funded Warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Common Stock and the right to acquire such voting or investment power within sixty (60) days through the exercise of any option, warrant or other right. The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock owned by the Selling Stockholders before and after the offering. Solely for purposes of the table below, we have assumed that the Selling Stockholders will sell all of the shares of Common Stock that the Selling Stockholders currently hold and will make no other purchases or sales of Common Stock. The percentages below also assume the full conversion of the Pre-Funded Warrants and that accordingly 103,038,902 shares of Common Stock are outstanding as of the date of this prospectus.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering of the Selling Stockholders*		Maximum Number of Shares of Common Stock to be Sold in the Offering of the Selling Stockholders**	Number of Shares of Common Stock Beneficially Owned After the Offering of the Selling Stockholder Shares**
Name of Selling Stockholders	Number	Percent	Shares	Number	Percent
Citadel CEMF Investments Ltd.(1)	11,281,333	10.95%	11,281,333	0	0%
Polar Multi-Strategy Master Fund(2)	6,042,046	5.86%	6,042,046	0	0%

________________

*	Applicable percentage ownership is based on 103,038,902 shares of our Common Stock outstanding assuming the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

**	Assumes the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

(1)

Includes (i) 7,793,687 shares of Common Stock and (ii) 3,487,646 shares of Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants. The Pre-Funded Warrants held by Citadel CEMF Investments Ltd. prohibit the exercise thereof, if, after giving effect to such exercise, the beneficial ownership of Citadel CEMF Investments Ltd., its affiliates and any person whose beneficial ownership would be attributable to such entities would exceed 9.99% of the outstanding shares of Common Stock of the Company as of the date of such exercise. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, these securities. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any) The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(2)

These shares are held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J OE6, Canada.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling our Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, distribution or other transfer not involving a sale, may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods; or

•	any other method permitted pursuant to applicable law.

In addition, the manner in which the Selling Stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	On The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	one or more underwritten offerings;

•	block trades in which a broker-dealer will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions (at customary brokerage commissions, unless set forth otherwise in a prospectus supplement) and transactions in which a broker-dealer solicits purchasers;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	privately negotiated transactions, which may include a block trade;

•	settlement of short sales;

•	transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;

•	“at the market” or through market makers or into an existing market for the securities;

•	a distribution in accordance with the rules of the applicable securities exchange;

•	a combination of any such methods of distribution; or

•	any other method permitted pursuant to applicable law

A Selling Stockholder that is an entity may elect to make a distribution of shares of Common Stock covered by this prospectus to its members, partners or stockholders. In such events, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Stockholders may also sell Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders may also transfer shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Stockholders may also enter into derivative or hedging transactions. For example, the Selling Stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us or one or more of the Selling Stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out our or one or more of the Selling Stockholders’ short positions;

•

enter into option or other types of transactions that require us or one or more of the Selling Stockholders to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

•

loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, the Selling Stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or one or more Selling Stockholders or others to settle such sales and may use securities received from us or one or more Selling Stockholders to close out any related short positions. We or the Selling Stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

One or more of the Selling Stockholders may, from time to time, pledge or grant a security interest in shares of our Common Stock beneficially held by it and, if such Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors-in-interest as the Selling Stockholders under this prospectus.

The offer and sale of the securities described in this prospectus by the Selling Stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock offered by them will be the purchase price of such shares of our Common Stock less discounts or commissions, if any. The Selling Stockholders each reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents.

We will not receive any of the proceeds from any offering by a Selling Stockholder. We will bear all fees and costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

21

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. The Selling Stockholders and any underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their respective affiliates. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The Selling Stockholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the one or more of the Selling Stockholders, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or the Selling Stockholders or through agents designated by us or one or more of the Selling Stockholders from time to time. Any agent involved in the offer or sale constituting a distribution of the securities in respect of which this prospectus and, if applicable, a prospectus supplement is delivered will be named, and any commissions payable by us or the Selling Stockholders to such agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We will make copies of this prospectus available to the Selling Stockholders and any broker-dealer acting on behalf of such Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Dealers

The Selling Stockholders may sell the offered securities to dealers as principals. The Selling Stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or one or more of the Selling Stockholders at the time of resale. Dealers engaged by us or the Selling Stockholders may allow other dealers to participate in resales.

Direct Sales

The Selling Stockholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

We or the Selling Stockholders may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

22

Market Making, Stabilization and Other Transactions

The offered securities may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.

Underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

GPQ Partners LLC, an independent registered certified public accounting firm, audited our consolidated financial statements for the year ended December 31, 2024 and 2023. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of GPQ Partners LLC which contains an explanatory paragraph related to substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements, given on their authority as experts in accounting and auditing. Our audited financial statements as of December 31, 2024 and 2023 incorporated by reference in this prospectus have been prepared by the management of the Company.

The validity of the securities offered by this prospectus will be passed upon for us by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock as of the date of the filing of this registration statement.

24

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-1 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. at www.americanresourcescorp.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and, as noted below, any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), filed with the SEC on May 19, 2025, Amendment No.1 to the Annual Report on Form 10-K/A, filed with the SEC on June 2, 2025, and Amendment No. 2 to the Annual Report on Form 10-K/A filed with the SEC on October 24, 2025;

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Q1 10-Q”), filed with the SEC on May 28, 2025, Amendment No. 1 to the Q1 10-Q on Form 10-Q/A, filed with the SEC on June 2, 2025, and Amendment No. 2 to the Q1 10-Q on Form 10-Q/A, filed with the SEC on October 24, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 18, 2025;

•

Our Current Reports on Form 8-K (and Form 8-K/A, as applicable) filed with the SEC on January 6, 2025, February 4, 2025, February 24, 2025, May 1, 2025, May 30, 2025, July 28, 2025, October 14, 2025, October 15, 2025 and October 17, 2025 to the extent the information in such report is filed and not furnished; and

•

The description of our Common Stock, which is contained under “Description of Common Stock” in the section entitled “Description of Securities to be Registered” in the prospectus forming a part of the Company’s registration statement on Form S-3 (Registration No. 333-265405), as amended, publicly filed with the SEC on June 3, 2022

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish, without charge, upon written or oral request, to each person (including any beneficial owner) to whom this prospectus is delivered, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus. You may request, and we will provide you with, a copy of these filings, at no cost, by directing requests to:

American Resources Corporation

Attention: Kirk P. Taylor

12115 Visionary Way

Fishers, Indiana 46038

(317) 855-9926

Copies of these filings are also available through the “Investors” section of our website at www.americanresourcescorp.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

26

Up to 17, 323,379 Shares of Common Stock Offered by Selling Stockholders

American Resources Corporation

__________________________________________________

PROSPECTUS

__________________________________________________

      , 2025

18

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the Securities and Exchange Commission (“SEC”) registration fee are estimated:

SEC registration fee		$9,175
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

____________

*	To be calculated by amendment.

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “Florida Act”) authorizes the indemnification of officers, directors, employees and agents under specified circumstances. Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

II-1

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 of the Florida Act are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a stockholder.

Section 607.0850 of the Florida Act also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850 of the Florida Act.

Our amended and restated articles of incorporation, as amended, provide that we shall, to the fullest extent provided, authorized, permitted or not prohibited by the Florida Act and our bylaws, indemnify our directors and officers, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding or other specified matters in the manner provided in our amended and restated articles of incorporation. Our bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by law. We maintain directors’ and officers’ liability insurance for the benefit of our officers and directors.

II-2

Item 15. Recent Sales of Unregistered Securities.

PIPE Transactions

Securities Purchase Agreements

On October 13, 2025, the Company entered into securities purchase agreements with the investors identified on the signature pages thereto (the “PIPE Investors”) in connection with the issuance and sale to the PIPE investors, in a private placement for gross proceeds of approximately $33.7  million, of 9,480,282  shares of Common Stock at an offering price of $3.55 per share. On October 15, 2025, the Company entered into additional securities purchase agreements with the same PIPE Investors (such securities purchase agreements, collectively with those entered into on October 13, 2025, the “Securities Purchase Agreements”), in a private placement for gross proceeds of approximately $40.0 million, of (i) 2,661,764 shares of Common Stock at an offering price of $5.10 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”), at an offering price of $5.0999 per Pre-Funded Warrant, to purchase up to an aggregate of 5,181,374  shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share. We hereinafter refer to the private placements of the Common Stock and Pre-Funded Warrants issued and sold pursuant to the Securities Purchase Agreements, collectively, as the “PIPE Transactions,” and to each such private placement as a “PIPE Transaction.” The securities sold to the Selling Stockholders in the PIPE Transactions were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The PIPE Transactions closed on October 14, 2025 and October 16, 2025.

The Pre-Funded Warrants are exercisable immediately, and may be exercised at any time until all such Pre-Funded Warrants are exercised in full, provided that a holder may not, except in its discretion, exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants may be exercised, in whole or in part, at any time by means of a “cashless exercise.” As of the date of this prospectus, 1,693,687 shares of Common Stock were issued upon the cashless exercise of 1,693,728 Pre-Funded Warrants.

Pursuant to the terms of the Securities Purchase Agreements, for a period beginning on the closing date of the applicable PIPE Transaction (each such date, a “Closing Date”) and ending on the date that is twelve (12) months thereafter, each PIPE Investor has the right, but not the obligation, to participate, in up to its pro rata share of the aggregate of up to thirty percent (30%) of the securities offered in any Subsequent Equity Financing (as defined therein), on the same terms and conditions as other purchasers in such Subsequent Equity Financing. Without the prior written consent of the PIPE Investors and Maxim Group LLC (the “Placement Agent”), from the date of the applicable Securities Purchase Agreement until sixty (60) days after the applicable Closing Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock, Common Stock Equivalents, other than an Exempt Issuance (as defined therein) or (ii) file any registration statement or any amendment or supplement thereto, subject to certain exceptions. In connection with the PIPE Transactions, the Company’s directors and executive officers have entered into lock-up agreements for a period of sixty (60) days after the applicable Closing Date, subject to limited exceptions.

The Company intends to use the aggregate proceeds from the PIPE Transactions to support development of domestic critical mineral processing, including coal waste extraction, and for corporate development, working capital and general purposes.

Under the terms of the Securities Purchase Agreements, the Company has agreed to file a registration statement for the resale by the PIPE Investors of the Common Shares and the Pre-Funded Warrant Shares within ten (10) calendar days of the Closing Date of the applicable PIPE Transaction, and to use commercially reasonable efforts to cause such registration to become effective within thirty (30) calendar days following the applicable Closing Date or sixty (60) calendar days in the event of a review by the SEC, subject to certain exceptions.

Placement Agency Agreements

In connection with the PIPE Transactions, the Company also entered into placement agency agreements, dated as of October 13, 2025 and October 15, 2025 (together, the “Placement Agency Agreements,” and each, a “Placement Agency Agreement”), with the Placement Agent, in each case pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company in connection with the related PIPE Transaction. The Company agreed to pay the Placement Agent, upon the applicable Closing Date, a cash fee (the “Cash Fee”) equal to 7.0% of the aggregate gross proceeds received in the applicable PIPE Transaction. The Company also agreed to reimburse the Placement Agent at the applicable Closing Date, for expenses incurred, including disbursements of its legal counsel, up to $100,000.

Pursuant to the terms of each of the Placement Agency Agreements, the Placement Agent is entitled to the Cash Fee with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent contacted in connection with the applicable PIPE Transaction, between the date of such Placement Agency Agreement and the Termination Date (as defined therein), if such Tail Financing is consummated at any time within the six (6) month period following the Termination Date.

For a period of six (6) months following the applicable Closing Date, the Company granted the Placement Agent the right of first refusal to act as lead managing underwriter and lead book runner, lead placement agent, or lead sales agent, with at least fifty percent (50.0%) economics, for any and all future public and private equity, equity-linked, convertible or debt offerings during such six (6) month period of the Company, or any successor to or any subsidiary of the Company.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description	Location Reference
3.1	Articles of Incorporation of Natural Gas Fueling and Conversion Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.
3.2	Amended and Restated Articles of Incorporation of NGFC Equities Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on February 25, 2015.
3.3	Articles of Amendment to Articles of Incorporation of NGFC Equities, Inc.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K on February 21, 2017.
3.4	Articles of Amendment to Articles of Incorporation of American Resources Corporation dated March 24, 2017.	Incorporated herein by reference to Exhibit 3.4 to the Company’s Form 10-Q, filed with the SEC on February 20, 2018.
3.5	Bylaws of Natural Gas Fueling and Conversion Inc.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.
3.6	Bylaws, of NGFC Equities Inc., as amended and restated.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on February 25, 2015.
3.7	Articles of Amendment to Articles of Incorporation of American Resources Corporation dated November 8, 2018.	Filed as Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on November 13, 2018, incorporated herein by reference.
3.8	Bylaws of American Resources Corporation, as amended and restated	Incorporated herein by reference to Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on November 13, 2018.
4.1	Common Stock Purchase Warrant “B-4” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.2	Common Stock Purchase Warrant “C-1” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.3	Common Stock Purchase Warrant “C-2” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.4	Common Stock Purchase Warrant “C-3” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.4 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.5	Common Stock Purchase Warrant “C-4” dated October 4, 2017	Incorporated herein by reference to Exhibit 4.5 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.6	Promissory Note for $600,000.00 dated October 4, 2017	Incorporated herein by reference to Exhibit 4.6 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.7	Promissory Note for $1,674,632.14 dated October 4, 2017	Incorporated herein by reference to Exhibit 4.7 to the Company’s Form 8-K filed with the SEC on October 11, 2017.
4.8	Loan Agreement for up to $6,500,000 dated December 31, 2018	Incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on January 3, 2019.
4.9	Promissory Note for up to $6,500,000 dated December 31, 2018	Incorporated herein by reference to Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on January 3, 2019.

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4.10	Share and Warrant Purchase Agreement	Incorporated herein by refence to Prospectus filed August 23, 2019.
4.11	Share and Warrant Purchase Agreement	Incorporated herein by refence to Prospectus filed October 9, 2020.
4.12	Share and Warrant Purchase Agreement	Incorporated herein by refence to Prospectus filed June 8, 2021.
4.13	Form of Pre-Funded Warrant	Incorporated herein by reference to Exhibit 4.1 to the Company’s 8-K filed with the SEC on October 17, 2025.
5.1*	Opinion of Law Office of Clifford J. Hunt, P.A.	-
10.1	Secured Promissory Note	Incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on May 15, 2018.
10.2	Security Agreement	Incorporated herein by reference to Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on May 15, 2018.
10.3	Pledge Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company’s Form 8-K filed with the SEC on May 15, 2018.
10.4	Guaranty Agreement	Incorporated herein by reference to Exhibit 99.4 to the Company’s Form 8-K filed with the SEC on May 15, 2018.
10.5	Bill of Sale	Incorporated herein by reference to Exhibit 99.5 to the Company’s Form 8-K filed with the SEC on May 15, 2018.
10.6	Sublease Agreement Between Colonial Coal Company, Inc. and McCoy Elkhorn Coal LLC	Incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on May 1, 2018
10.7	Interim Operating Agreement	Incorporated herein by reference to Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on May 1, 2018
10.8	Consolidated and Restated Loan and Security Agreement dated October 4, 2017	Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 11, 2017
10.9	Asset Purchase Agreement between Wyoming County Coal LLC and Thomas Shelton dated November 7, 2018	Incorporated herein by reference to Exhibit 10.9 to the Company’s registration statement filed with the SEC on February 14, 2019.
10.10	Asset Purchase Agreement between Wyoming County Coal LLC and Synergy Coal, LLC dated November 7, 2018	Incorporated herein by reference to Exhibit 10.10 to the Company’s registration statement filed with the SEC on February 14, 2019.
10.11	Security Agreement	Incorporated herein by reference to Exhibit 99.3 to the Company’s Form 8-K filed with the SEC on January 3, 2019.
10.12	Purchase Order	Incorporated herein by reference to Exhibit 99.4 to the Company’s Form 8-K filed with the SEC on January 3, 2019.
10.13	Employment Agreement with Mark C. Jensen	Incorporated herein by reference Form 8-K filed with the SEC on November 25, 2020.
10.14	Employment Agreement with Thomas M. Sauve	Incorporated herein by Form 8-K filed with the SEC on November 25, 2020.
10.15	Employment Agreement with Kirk P. Taylor	Incorporated herein by reference Form 8-K filed with the SEC on November 25, 2020.
10.16	Employee Stock Option Plan	Incorporated herein by reference to Exhibit 10.16 to the Company’s registration statement filed with the SEC on February 14, 2019.

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10.17	Letter of Intent	Incorporated herein by reference to Exhibit 10.17 to the Company’s registration statement filed with the SEC on February 14, 2019.
10.18	Merger Agreement with Colonial Coal	Incorporated herein by reference to Exhibit 10.18 to the Company’s registration statement filed with the SEC on February 14, 2019.
10.19	Share Exchange Agreement to replace Merger Agreement with Colonial Coal	Incorporated herein by reference to Exhibit 10.19 to the Company’s registration statement filed with the SEC on February 14, 2019.
10.20	Form of Securities Purchase Agreement, dated as of October 13, 2025, between American Resources Corporation and each Purchaser (as defined therein)	Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 15, 2025.
10.21	Form of Lock-Up Agreement, dated as of October 13, 2025, between American Resources Corporation and each signatory thereto	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 15, 2025.
10.22	Placement Agency Agreement, dated October 13, 2025, between American Resources Corporation and Maxim Group LLC	Incorporated herein by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on October 15, 2025.
10.23	Form of Securities Purchase Agreement, dated as of October 15, 2025, between American Resources Corporation and each Purchaser (as defined therein)	Incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 17, 2025.
10.24	Form of Lock-Up Agreement, dated as of October 15, 2025, between American Resources Corporation and each signatory thereto	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 17, 2025.
10.24	Placement Agency Agreement, dated October 15, 2025, between American Resources Corporation and Maxim Group LLC	Incorporated herein by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on October 17, 2025.
21.1	List of Subsidiaries of the Company	Incorporated herein by reference to Exhibit 21.1 to the Company’s Form 10-Q/A for the quarter ended March 31, 2025 filed with the SEC on October 24, 2025.
23.1*	Consent of GPQ Partners LLC	-
23.2*	Consent of Law Office of Clifford J. Hunt, P.A (included in Exhibit 5.1)	-
24.1	Powers of Attorney (included on the signature page to this initial Registration Statement)	-
107*	Filing Fee Table

___________

*	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fishers, Indiana, on October 27, 2025.

AMERICAN RESOURCES CORPORATION
By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark C. Jensen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark C. Jensen	Chairman of the Board of Directors,	October 27, 2025
Mark C. Jensen	Chief Executive Officer

/s/ Thomas M. Sauve	President and Director	October 27, 2025
Thomas M. Sauve

/s/ Kirk P. Taylor	Chief Financial Officer	October 27, 2025
Kirk P. Taylor	(Principal Accounting Officer)

/s/ Josh Hawes	Director	October 27, 2025
Josh Hawes

/s/ Gerardine Botte	Director	October 27, 2025
Gerardine Botte, PHD

/s/ Courtney O. Taplin	Director	October 27, 2025
Courtney O. Taplin

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